Exhibit 107

Calculation of Filing Fee Tables
Post-Effective Amendment No. 1 to Form S-1
(Form Type)
BlackSky Technology Inc.
(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be paid
Fees previously paid	Equity	Class A Common Stock, par value $0.0001 per share (2) (PIPE)	Rule 457(c)	18,000,000	$8.92 (9)	$160,560,000 (9)	0.0000927	$14,884
	Equity	Class A Common Stock, par value $0.0001 per share (3) (Palantir PIPE)	Rule 457(c)	800,000	$8.92 (9)	$7,136,000 (9)	0.0000927	$662
	Equity	Class A Common Stock, par value $0.0001 per share (4) (Affiliate Shares)	Rule 457(c)	62,938,725	$8.92 (9)	$561,413,427 (9)	0.0000927	$52,044
	Equity	Class A Common Stock, par value $0.0001 per share (5) (Private Warrant Shares)	Rule 457(c)	8,325,000	$8.92 (9)	$74,259,000 (9)	0.0000927	$6,884
	Equity	Class A Common Stock, par value $0.0001 per share (6) (Public Warrant Shares)	Rule 457(c)	15,812,500	$8.92 (9)	$141,047,500 (9)	0.0000927	$13,076
	Equity	Class A Common Stock, par value $0.0001 per share (7) (Catch All)	Rule 457(c)	523,028	$8.92 (9)	$4,665,410 (9)	0.0000927	$433
	Equity	Class A Common Stock, par value $0.0001 per share (8) (Legacy BlackSky Founder Shares)	Rule 457(c)	958,082	$7.89 (10)	$7,559,267 (10)	0.0000927	$701
	Equity	Warrants to purchase Class A Common Stock (5)	Rule 457(g)	8,325,000	$-(11)	$-(11)	0.0000927	$-(11)
	Total Offering Amounts					$956,640,604		$88,684
	Total Fees Previously Paid							$88,684
	Total Fee Offsets							–
	Net Fee Due							$0.00 (12)

1)    Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s class A common stock (“Class A Common Stock”) that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Class A Common Stock, as applicable.
2)    Consists of an aggregate of 18,000,000 outstanding shares of the Registrant’s Class A Common Stock beneficially owned by a number of subscribers purchased from the Registrant, for a purchase price of $10.00 per share pursuant to separate PIPE Subscription Agreements. These shares are registered for resale on this Registration Statement.
3)    Consists of an aggregate of 800,000 outstanding shares of the Registrant’s Class A Common Stock beneficially owned by Palantir Technologies Inc., for a purchase price of $10.00 per share pursuant to a Subscription Agreement. These shares are registered for resale on this Registration Statement.
4)    Consists of an aggregate of 62,938,725 shares of the Registrant’s Class A Common Stock which were previously registered pursuant to the registration statement on Form S-4 filed with the SEC on August 2, 2021 (File No. 333-256103) (the “Form S-4”), consisting of (i) 49,764,934 shares of the Registrant’s Class A Common Stock owned by certain former stockholders of BlackSky Holdings Inc. (“Legacy BlackSky” and such shares, the “Legacy BlackSky Shares”), (b) 3,497,461 shares of the Registrant’s Class A Common Stock issuable to certain former Legacy BlackSky stockholders upon the vesting of restricted stock units (such shares, the “Legacy BlackSky RSU Shares”), (c) 1,770,080 shares of the Registrant’s Class A Common Stock issuable to a former Legacy BlackSky stockholder upon the exercise of a warrant (such shares, the “Legacy BlackSky Warrant Shares”), (d) 1,843,500 shares of the Registrant’s Class A Common Stock owned by JANA Capital LLC (the “JANA Capital Founder Shares”) and (e) 6,062,750 shares of the Registrant’s Class A Common Stock issued to the Sponsor (as defined below) and certain affiliates of the Sponsor (the “Founder Shares” and, together with the Legacy BlackSky Shares, the Legacy BlackSky RSU Shares, the Legacy BlackSky Warrant Shares and the JANA Capital Founder Shares, the “Affiliate Shares”). These shares are registered for resale on this Registration Statement.
5)    Refers to (A) 8,325,000 private placement warrants that were purchased by the Sponsor registered for resale on this Registration Statement and (B) 8,325,000 shares of the Registrant’s Class A Common Stock issuable upon exercise of such warrants registered for issuance and resale on this Registration Statement. 4,162,500 of the warrants are exercisable for one share of the Registrant’s Class A Common Stock at a price of $11.50 per share and 4,162,500 of the warrants are not exercisable unless and until the date that the Registrant’s Class A Common Stock shall reach a trading price of $20.00 per share on the New York Stock Exchange, and are then exercisable at a price of $20.00 per share.
6)    Consists of the 15,812,500 shares of the Registrant’s Class A Common Stock issuable upon exercise of public warrants that were issued to stockholders, which are registered for issuance on this Registration Statement. Each such warrant is exercisable for one share of the Registrant’s Class A Common Stock at a price
7)    Consists of 523,028 shares of the Registrant’s Class A Common Stock and consisting of (A) 309,862 shares of the Registrant’s Class A Common Stock issuable upon the exercise of 309,862 options to purchase Class A Common Stock, (B) 148,369 shares of the Registrant’s Class A Common Stock issuable upon the vesting of restricted stock units and (C) 64,797 shares of the Registrant’s Class A Common Stock.
8)    Consists of an aggregate of 958,082 shares of Registrant’s Class A Common Stock. These shares are registered for resale on this Registration Statement.
9)    Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s Class A Common Stock quoted on the New York Stock Exchange on October 18, 2021.
10)    Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s Class A Common Stock quoted on the New York Stock Exchange on December 6, 2021.
11)    Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Class A Common Stock.
12)    A registration fee of $88,684 has previously been paid in connection with the initial filing of the Registration Statement, filed with the Securities and Exchange Commission on October 25, 2021. Accordingly, no registration fee is being paid with this Post-Effective Amendment No. 1 to the Registration Statement.
Table 2: Fee Offset Claims and Sources
N/A
Table 3: Combined Prospectuses
N/A